CERTIFICATE OF DESIGNATION OF
                    TERMS OF SECOND SERIES B PREFERENCE STOCK

     DIMENSIONAL VISIONS GROUP, LTD. (the "Corporation" or "Company"), a Delaware corporation, pursuant to Section 151 (g) of the General Corporation Law of the State of Delaware, as amended, hereby certifies that:

     1. The Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Company's Restated Certificate of Incorporation, duly adopted the following resolution creating the second series of the Preference Stock of the Corporation to consist initially of 200,000 shares and fixing the designations, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of such series pursuant to a unanimous vote of the Board of Directors held on October 1, 1993:
               RESOLVED,  that  pursuant to authority  expressly  granted to the
          Board of Directors by the provisions of this Corporations' Restated Certificate of Incorporation, the Board of Directors hereby creates the second series of the Preference Stock of the Corporation to consist initially of 200,000 shares ("Second Series") and hereby fixes
          the  designations,   preferences  and  rights,   and   qualifications,
          limitations and restrictions thereof, of the shares of such series (in
          addition  to  the  designations,   preferences  and  rights,  and  the
          qualification, limitations and restrictions thereof, set forth in the Restated Certificate of Incorporation which are applicable to this Corporation's Preference Stock of all series) as follows:
               i.   DESIGNATION OF SERIES. The Second Series shall be designated by the  Series B Senior  Redeemable  Convertible  Preference
                    Stock.
               ii.  NUMBER OF SHARES.  The number of shares of the Second Series shall be  200,000,  which  number  from  time to time may be increased or  decreased  (but not below the number of shares in the series then  outstanding)  by resolution of the Board of Directors of the Corporation.
               iii. DIVIDENDS The dividend rate of the Second Series shall be 8%
                    per  share per annum in cash,  and no more,  which  shall be payable  from  funds  legally  available  foe  that  purpose annually  on June 30 of each  year,  commencing  on June 30,
                    1994.  Dividends  on  shares  of  the  Second  Series  shall cumulate  from the date of their  purchase,  but accruals of the dividends will not bear interest.  If such dividends for any quarterly period are not paid in full, holders of shares of the Second  Series shall  participate  ratable,  with the holders of all shares of  Preference  Stock  (excluding  the shares of such series thereof,  if any, which by their terms rank  junior as to  dividends  to the  shares of the  Second
                    Series),  in any cash  dividends  paid for such  period,  in proportion  to the full amounts of dividends for such period to which they are entitled,  and the  Corporation  shall not pay cash  dividends  to the holders of shares of  Preference
                    Stock for any  subsequent  period or to holders of shares of
                    Preference  Stock of any  series  which by their  terms rank junior to the  shares of the  Second  Series  until all such dividends  accrued on shares of the Second  Series have been paid in full.
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               iv.  REDEMPTION.  Share of the Second  Series shall be redeemable at the Corporation's  sole option in whole or in any part at any time or times after the fifth anniversary of the date of their issue, but not earlier,  at the price of $10 per share
                    plus  in  each  case  an  amount  equal  to  all   dividends
                    accumulated  but unpaid on such shares to the date fixed for
                    redemption   whether  or  not  earned  or   declared  (  the
                    "redemption price"). Notice of every redemption, stating the date fixed for  redemption,  the redemption  price,  and the place of payment  thereof,  shall be given by mailing a copy of such  notice  no  later  than the  thirtieth  day and not earlier  than the  sixtieth  day prior to the date fixed for redemption  to the holders of the record of the shares to be redeemed at their  addresses as the same shall appear on the books of the  Corporation.  The  Corporation,  upon or after mailing  notice of  redemption as aforesaid or upon or after irrevocably  authorizing  the bank or trust  company  in the city of Philadelphia,  Pennsylvania,  or such other place as may be determined by the  Corporation's  Board of Directors, an amount equal to the redemption  price of the shares to be redeemed,  which  amount  shall be payable to the holders of such shares upon  surrender of  certificates  therefor on or after the redemption date or prior thereto if so directed by the Board. Upon such deposit,  or if no such deposit is made then from and after the date fixed for redemption unless the
                    Corporation   shall   default  in  making   payment  of  the
                    redemption   price  upon   surrender  of   certificates   as
                    aforesaid,  the shares called for redemption  shall cease to be outstanding  and shall be deemed to have been acquired by the  Corporation  and the holders  thereof shall cease to be stockholders  with  respect to such shares and shall have no interest in or claim against the Corporation with respect to such shares  other than the right to receive the  redemption
                    price   from  such  bank  or  trust   company  or  from  the
                    Corporation,  as the case may be, without interest  thereon, upon surrender of certificates  as aforesaid;  provided that conversation  rights of shares called for  redemption  shall terminate at the close of business on the fifth day prior to the date fixed for  redemption  unless default shall be made on payment of the  redemption  price.  In case any holder of shares of the  Second  Series  which  have been  called  for redemption  shall not,  within  six years  after the date of such deposit, have claimed the amount deposited with respect to the redemption thereof, such bank, or trust company, upon demand,  shall pay over to the  Corporation  such  unclaimed amount and shall thereupon be relieved of all responsibility in  respect  thereof to such  holder,  and  thereafter  such holder  shall  look  only  to the  Corporation  for  payment thereof.  The Corporation  shall be entitled to any interest that may be paid on funds so deposited.
               v.   LIQUIDATION  PREFERENCE.  In the  event  of a  voluntary  or involuntary  liquidation,  dissolution  or winding up of the
                    Corporation,  holders of shares of the Second  Series  shall
                    have  a   liquidation   preference   over   holders  of  the
                    Corporation's  Common Stock and holders of the Corporation's
                    Series A Preferred Stock. Neither the merger nor the consolidation of the Corporation into or any corporation, nor any sale, transfer or lease of all or part of the Corporation's assets, shall be deemed a liquidation of the Corporation within the meaning of this paragraph (v).

               vi. CONVERSION RIGHTS. Any holder of shares of the Second Series may convert any or all of such shares into fully paid and non-assessable shares of Common Stock of the Corporation (hereafter called "Common Stock") on the terms, at the times, and in the manner hereinafter set forth.

                    a. Shares of the Second Series may be converted at any time one hundred and eighty (180) days from the date the shares were purchased into shares of Common Stock at the rate of one hundred shares of Common Stock for each share of the First Series, such rate should be subject to adjustment as hereinafter provided, except that as to any shares of such series which are called for redemption pursuant to paragraph (iv) hereof the right of conversion shall terminate at the close of business on the fifth day prior to the date fixed for redemption unless default shall be made in the payment of redemption price. Upon conversion no adjustment shall be made for dividends either on the shares being converted or on the Common Stock issued thereupon.
                    b. Any holder of shares of the Second Series who elects to convert them shall surrender the certificate therefor at the principal office of any Transfer Agent, or the Corporation as the case may be, for such shares, with the form of written notice endorsed on such certificate of his/her election to convert them completed. If necessary under the circumstances such certificate shall be endorsed for transfer or accompanied by executed instruments of transfer, together with such other transfer papers as the Transfer Agent may reasonably require. The Corporation or such Transfer Agent, as the case may be, may require, as a condition to the exercise of the conversion privilege, the payment of any transfer tax or other governmental charge (but not any tax payable upon the issue of stock deliverable upon such conversion) that may be imposed upon any transfer incidental or prior to the conversion, or the submission of proper proof that the same has been paid. The conversion privilege shall be deemed to have been exercised, and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued, upon the date the Transfer Agent, or the Corporation as the case may be, receives for conversion the certificate representing such shares with the required terms for conversion satisfied, except that as to any shares of such series which are surrendered for conversion on a date which is less than five business days preceding the date fixed for the determination of holders of Common Stock entitled to receive rights to subscribe for or to purchase shares of Common Stock or other securities of the Corporation convertible to Common Stock, the conversion privilege shall be deemed to have been exercised on the business day next succeeding the date fixed for such determination. Each person entitled to receive the Common Stock issuable upon such conversion shall from the same date be treated as the record holder of such Common Stock, and the person who surrenders such shares for conversion shall on that date cease to be treated as the record holder of the shares surrendered.
                    c. The Corporation shall not issue in connection with the conversion of share of the Second Series certificates for a fraction on one share of Common Stock, but in lieu thereof shall pay to any person who would otherwise be entitled thereto an amount of case equal to such fraction multiplied by the Market Price of the Common Stock on the last business day of the week preceding the week in which the conversion privilege was deemed to have been exercised. As used herein, "Market Price" means the last reported sale price regular way on such day or, in case no such reported sale takes place on such day, the reported closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is then listed or, if not listed on any national securities exchange, the closing bid price in the over-the-counter market as reported by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.
                    d. As soon as practicable after the effective date of conversion of any shares of the Second Series, the Corporation shall deliver to the person or persons entitled thereto, at the principal office of the Transfer Agent at which such stock was surrendered for conversion, or the Corporation as the case may be, certificates representing the shares of Common Stock and any cash to which such person or persons shall be entitled on such conversion.
                    e. The conversion rate set forth in subparagraph (a) of this paragraph (vi) shall be subject to adjustment as follows:

                        1. if the Corporation subdivides the outstanding shares of its Common Stock into a greater number of shares or combines them into a smaller number of shares, the conversion rate in effect immediately prior to such subdivision or combination shall be proportionately increased or decreased effective at the opening of business on the day following the day upon which such subdivision or combination becomes effective;
                        2. if the Corporation fixes a record date for the purpose of determining the holders of shares of Common Stock, entitled to receive any dividend in Common Stock, the conversion rate in effect immediately prior to such record date shall be proportionally increased effective at the opening of business on the day following such a record date, provided that if for any reason the plan to pay such dividend in Common Stock is legally abandoned before payment, that any adjustment made in the conversion rate by reason of the passage of such record date shall be cancelled as of the date the plan is abandoned;
                        3. the insurance to all holders of Common Stock of the corporation of rights to subscribe to Common Stock at a price lower than 90% of the Market Price (defined above) thereof as of the close of business on the last business day of the week preceding such insurance of rights shall be deemed to constitute the payment of a dividend in Common Stock (and the record date therefore shall be deemed to have been fixed as the date of insurance of such rights)of that number of shares which is determined by dividing the Market Price per share as of such time into the difference between (A) the total Market Price as of such time of the number of shares purchasable upon exercise of such rights and (B) the total offering price of such shares; and
                        4. In the case of the Corporation shall issue, prior to January 1st, 1995, shares of its Common Stock in excess of twenty million (20,000,000) shares, then the conversion rate shall be proportionately increased. However, in calculating the twenty million (20,000,000) shares, shares of Common Stock issued in connection with the Second Series shall not be counted and no adjustment in the conversion rate will be made for those shares. The twenty million (20,000,000) share amount shall be proportionately adjusted in the event the Corporation subdivided the outstanding shares of its Common Stock into a greater number of shares or combines them into a smaller number of shares prior to January 1st, 1995.

                    f. In case of

                        1. any reclassification or change of the Common Stock of the Corporation other than a change in its' par value, a change from par value to no par value or case provided in subparagraph (c) of this paragraph (vi), or

                        2. a merger of consolidation in which the Corporation is not the continuing corporation,

                        provision shall be made so that holders of the Second Series shall thereafter have the right to convert each share thereof into the kind and amount of shares or stock or other securities or property receivable upon such reclassification, change, merger or consolidation by a holder of the number and kind of shares of capital stock of the Corporation into which such shares of the Second Series were convertible immediately prior thereto. In any such case the Board of Directors shall determine the manner in which the adjustments provided for in subparagraph (e) of the paragraph (vi) shall thereafter be made.

                    g. Whenever the conversion rate is required to be adjusted:

                        1. the Corporation shall file a certificate setting forth such adjusted conversion rate and the facts upon which the adjustment is based with the Transfer Agents for shares of the Second Series and the Transfer Agents for the Common Stock and thereafter (until further adjusted) conversion rate shall be as set forth in such certificate; and

                        2. the Corporation shall mail notice of such adjusted conversion rate to each holder of shares of the Second Series.

               vii. VOTING RIGHTS.  Except as provided below,  holders of shares of the Second Series shall have the general power to vote in the election of directors and for all other purposes, on the basis of one hundred (100) votes per share of the Second Series. Holders of shares of the Second Series shall not have the general power to vote on any matters on which they are entitled to vote as a series or as a part of the class of Preference Stock, regardless of series.